As filed with the Securities and Exchange Commission on August 7, 1998
                                                    Registration No. 333-59287
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                AMENDMENT No. 1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              R.H. DONNELLEY INC.

            (Exact name of Registrant as specified in its charter)

                   Delaware                                          2741                                    36-2467635
          (State or jurisdiction of                      (Primary Standard Industrial                     (I.R.S. Employer
        incorporation or organization)                    Classification Code Number)                   Identification No.)

                                                    R.H. DONNELLEY CORPORATION

                                      (Exact name of Registrant as specified in its charter)

                   Delaware                                          2741                                    13-2740040
          (State or jurisdiction of                      (Primary Standard Industrial                     (I.R.S. Employer
        incorporation or organization)                    Classification Code Number)                   Identification No.)

                                                            One Manhattanville Road
                                                           Purchase, New York 10577
                                                               (914) 933-6400
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                                             Stephen B. Wiznitzer
                                                              R.H. Donnelley Inc.
                                                            One Manhattanville Road
                                                           Purchase, New York 10577
                                                                (914) 933-6400
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                                  Copies to:
                                                                Julia K. Cowles
                                                             Davis Polk & Wardwell
                                                             450 Lexington Avenue
                                                           New York, New York 10017
                                                                (212) 450-4000


               Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

               If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:[ ]

               The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
==============================================================================


               This Amendment No. 1 to the registration statement contains certain exhibits not previously filed with the registration statement filed with the Securities and Exchange Commission on July 17, 1998.



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

               Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or as an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

               Section 145 of the DGCL empowers the Company and Donnelley Corp. to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company and Donnelley Corp. may purchase insurance on behalf of any such director, officer, employee or agent.

               Each of the Company's and Donnelley Corp.'s Certificate of Incorporation provides in effect for the indemnification by the such corporation of each director and officer of such corporation to the fullest extent permitted by applicable law.

Item 21.  Exhibits and Financial Statement Schedules

          (a) Exhibits


Exhibit
  No.                          Document
-------                        --------

  3.1    Certificate of Incorporation of the Company

 *3.2    By-laws of the Company

  3.3    Certificate of Incorporation of Donnelley Corp.

 *3.4    By-laws of Donnelley Corp.

 *4.1    Indenture dated as of June 5, 1998 between Donnelley, as Issuer, Donnelley Corp., as Guarantor and
         the Bank of New York, as Trustee, with respect to the 9(1)/(8)% Senior Subordinated Notes due 2008

 *4.2    Form of the 9(1)/(8)% Senior Subordinated Notes due 2008 (included in Exhibit 4.1)

 *4.3    Donnelley Corp. Guarantee (included in Exhibit 4.1)

 *4.4    Exchange and Registration Rights Agreement dated as of June 5, 1998, among the Company, The Dun
         & Bradstreet Corporation, and Goldman, Sachs & Co. and Chase Securities Inc., as initial purchasers

  4.5    Rights Agreement, dated as of October 19, 1998, between The Dun & Bradstreet Corporation and
         Morgan Shareholder Services Trust Company

  5.1    Legal Opinion

*10.1    Form of Distribution Agreement between The Dun & Bradstreet Corporation and The New Dun &
         Bradstreet Corporation (incorporated by reference to Exhibit 99.2 to the Form 8-K of The Dun &
         Bradstreet Corporation, filed on June 30, 1998)

*10.2    Form of Tax Allocation Agreement between The Dun & Bradstreet Corporation and The New Dun &
         Bradstreet Corporation (incorporated by reference to Exhibit 99.3 to the Form 8-K of The Dun &
         Bradstreet Corporation, filed on June 30, 1998)

*10.3    Form of Employee Benefits Agreement between The Dun & Bradstreet Corporation and The New Dun
         & Bradstreet Corporation (incorporated by reference to Exhibit 99.4 to the Form 8-K of The Dun &
         Bradstreet Corporation, filed on June 30, 1998)

*10.4    Form of Intellectual Property Agreement between The Dun & Bradstreet Corporation and the New
         Dun & Bradstreet Corporation (incorporated by reference to Exhibit 99.5 to the Form 8-K of The
         Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.5    Form of Shared Transaction Services Agreement between The Dun & Bradstreet Corporation and the
         New Dun & Bradstreet Corporation (incorporated by reference to Exhibit 99.6 to the Form 8-K of
         The Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.6    Form of Data Services Agreement between The Dun & Bradstreet Corporation and The New Dun &
         Bradstreet Corporation (incorporated by reference to Exhibit 99.7 to the Form 8-K of The Dun &
         Bradstreet Corporation, filed on June 30, 1998)

*10.7    Form of Transition Services Agreement between The Dun & Bradstreet Corporation and The New Dun
         & Bradstreet Corporation (incorporated by reference to Exhibit 99.8 to the Form 8-K of The Dun &
         Bradstreet Corporation, filed on June 30, 1998)

*10.8    Form of Amended and Restated Transition Services Agreement between The Dun & Bradstreet
         Corporation, The New Dun & Bradstreet Corporation, Cognizant Corporation, IMS Health
         Incorporated, AC Nielsen Corporation and Gartner Group, Inc. (incorporated by reference to Exhibit
         99.9 to the Form 8-K of The Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.9    Credit Agreement, dated as of June 5, 1998, among the Company, Donnelley Corp., the Chase Manhattan
         Bank, Chase Securities Inc. and Goldman Sachs Credit Partners L.P.

10.10    DonTech II Partnership Agreement, effective August 19, 1997, by and between The Reuben H.
         Donnelley Corporation and Ameritech Publishing of Illinois, Inc.

10.11    Master Agreement, executed August 19, 1997, by and among The Reuben H. Donnelley Corporation,
         The Dun & Bradstreet Corporation, The Am-Don Partnership a/k/a DonTech, DonTech II, Ameritech
         Publishing, Inc., Ameritech Publishing of Illinois, Inc., Ameritech Corporation, DonTech I Publishing
         Company LLC and the APIL Partnerships Partnership

10.12    Revenue Participation Agreement, dated as of August 17, 1997, by and between APIL Partners
         Partnership and the Reuben H. Donnelley Corporation

10.13    Exclusive Sales Agency Agreement, effective August 19, 1997, between APIL Partners Partnership and DonTech II

*12.1    Statement regarding Computation of Earnings Ratio to Fixed Charges

*21.1    List of Subsidiaries

*23.1    Consent of PricewaterhouseCoopers with respect to R.H. Donnelley Corporation and DonTech

*24.1    Power of Attorney (included on the signature page of this Registration Statement)

25.1     Statement of Eligibility of Trustee

27.1     Financial Data Schedule of the Company/12-Months Ended December
         31, 1995

27.2     Financial Data Schedule of the Company/For 1996

27.3     Financial Data Schedule of the Company/For 1997

27.4     Financial Data Schedule of the Company/For 3-Months Ended March
         31, 1998

27.5     Financial Data Schedule of Donnelley Corp./12-Months Ended
         December 31, 1995

27.6     Financial Data Schedule of Donnelley Corp./For 1996

27.7     Financial Data Schedule of Donnelley Corp./For 1997

27.8     Financial Data Schedule of Donnelley Corp./For 3-Months Ended March
         31, 1998

99.1     Form of Letter of Transmittal to 9(1)/(8)% Senior Subordinated Notes due 2008 of the Company

99.2     Form of Notice of Guaranteed Delivery

99.3     Form of Letter to Record Holders

99.4     Form of Letter to Beneficial Holders

99.5     Form of Instruction from Owner of 9(1)/(8)% Senior Subordinated Notes due 2008 of the Company

---------------
*  Previously filed.

Item 22.   Undertakings

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, office ro controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

               The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, New York, on this 7th day of August, 1998.


                                     R.H. DONNELLEY INC.


                                     By: /s/   Frank R. Noonan
                                         --------------------------------

               Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                        Title                      Date
        ---------                        -----                      ----

   /s/ Frank R. Noonan          Director, President and        August 7, 1998
-----------------------------   Chief Executive Officer
    Frank R. Noonan

  /s/ Philip C. Danford        Senior Vice President and       August 7, 1998
-----------------------------   Chief Financial Officer
    Philip C. Danford

/s/ Stephen B. Wiznitzer                Director               August 7, 1998
-----------------------------
  Stephen B. Wiznitzer

    /s/ Anna Patruno         Vice President and Controller     August 7, 1998
-----------------------------
      Anna Patruno


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, New York, on this 7th day of August, 1998.


                                              R.H. DONNELLEY CORPORATION

                                              By: /s/   Frank R. Noonan
                                                  -------------------------

               Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                       Date
       ---------                           -----                       ----

  /s/ Frank R. Noonan       Chairman of the Board of Directors,   August 7, 1998
-------------------------   resident and Chief Executive Office
    Frank R. Noonan

 /s/ Philip C. Danford           Senior Vice President and        August 7, 1998
-------------------------         Chief Financial Officer
   Philip C. Danford

   /s/ Diane P. Baker                    Director                 August 7, 1998
-------------------------
     Diane P. Baker

 /s/ William G. Jacobi                   Director                 August 7, 1998
-------------------------
   William G. Jacobi

/s/ Robert J. Kamerschen                 Director                 August 7, 1998
-------------------------
  Robert J. Kamerschen

   /s/ Carol J. Parry                    Director                 August 7, 1998
-------------------------
     Carol J. Parry

 /s/ Barry L. Williams                   Director                 August 7, 1998
-------------------------
   Barry L. Williams

    /s/ Anna Patruno           Vice President and Controller      August 7, 1998
-------------------------
      Anna Patruno

                                 EXHIBIT INDEX

Exhibit
  No.                                     Document
-------                                   --------

  3.1     Certificate of Incorporation of the Company

 *3.2     By-laws of the Company

  3.3     Certificate of Incorporation of Donnelley Corp.

 *3.4     By-laws of Donnelley Corp.

 *4.1     Indenture dated as of June 5, 1998 between Donnelley, as Issuer, Donnelley Corp., as Guarantor and
          the Bank of New York, as Trustee, with respect to the 9(1)/(8)% Senior Subordinated Notes due 2008

 *4.2     Form of the 9(1)/(8)% Senior Subordinated Notes due 2008 (included in Exhibit 4.1)

 *4.3     Donnelley Corp. Guarantee (included in Exhibit 4.1)

 *4.4     Exchange and Registration Rights Agreement dated as of June 5, 1998, among the Company, The Dun &
          Bradstreet Corporation Parent Company, and Goldman, Sachs & Co. and Chase Securities Inc., as
          initial purchasers

  4.5     Rights Agreement, dated as of October 19, 1998, between The Dun & Bradstreet Corporation and
          Morgan Shareholder Services Trust Company

  5.1     Legal Opinion

*10.1     Form of Distribution Agreement between The Dun & Bradstreet Corporation and The New Dun &
          Bradstreet Corporation (incorporated by reference to Exhibit 99.2 to the Form 8-K of The Dun &
          Bradstreet Corporation, filed on June 30, 1998)

*10.2     Form of Tax Allocation Agreement between The Dun & Bradstreet Corporation and The New Dun &
          Bradstreet Corporation (incorporated by reference to Exhibit 99.3 to the Form 8-K of The Dun &
          Bradstreet Corporation, filed on June 30, 1998)

*10.3     Form of Employee Benefits Agreement between The Dun & Bradstreet Corporation and The New Dun
          & Bradstreet Corporation (incorporated by reference to Exhibit 99.4 to the Form 8-K of The Dun &
          Bradstreet Corporation, filed on June 30, 1998)

*10.4     Form of Intellectual Property Agreement between The Dun & Bradstreet Corporation and the New
          Dun & Bradstreet Corporation (incorporated by reference to Exhibit 99.5 to the Form 8-K of The
          Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.5     Form of Shared Transaction Services Agreement between The Dun & Bradstreet Corporation and the
          New Dun & Bradstreet Corporation (incorporated by reference to Exhibit 99.6 to the Form 8-K of
          The Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.6     Form of Data Services Agreement between The Dun & Bradstreet Corporation and The New Dun &
          Bradstreet Corporation (incorporated by reference to Exhibit 99.7 to the Form 8-K of The Dun &
          Bradstreet Corporation, filed on June 30, 1998)

*10.7     Form of Transition Services Agreement between The Dun & Bradstreet Corporation and The New Dun
          & Bradstreet Corporation (incorporated by reference to Exhibit 99.8 to the Form 8-K of The Dun &
          Bradstreet Corporation, filed on June 30, 1998)

*10.8     Form of Amended and Restated Transition Services Agreement between The Dun & Bradstreet
          Corporation, The New Dun & Bradstreet Corporation, Cognizant Corporation, IMS Health
          Incorporated, AC Nielsen Corporation and Gartner Group, Inc. (incorporated by reference to Exhibit
          99.9 to the Form 8-K of The Dun & Bradstreet Corporation, filed on June 30, 1998)

*10.9     Credit Agreement, dated as of June 5, 1998, among the Company, Donnelley Corp., the Chase Manhattan
          Bank, Chase Securities Inc. and Goldman Sachs Credit Partners L.P.

 10.10    DonTech II Partnership Agreement, effective August 19, 1997, by and between The Reuben H.
          Donnelley Corporation and Ameritech Publishing of Illinois, Inc.

 10.11    Master Agreement, executed August 19, 1997, by and among The Reuben H. Donnelley Corporation,
          The Dun & Bradstreet Corporation, The Am-Don Partnership a/k/a DonTech, DonTech II, Ameritech
          Publishing, Inc., Ameritech Publishing of Illinois, Inc., Ameritech Corporation, DonTech I Publishing
          Company LLC and the APIL Partnerships Partnership

 10.12    Revenue Participation Agreement, dated as of August 17, 1997, by and between APIL Partners
          Partnership and the Reuben H. Donnelley Corporation

 10.13    Exclusive Sales Agency Agreement, effective August 19, 1997, between APIL Partners Partnership and DonTech II

*12.1     Statement regarding Computation of Earnings Ratio to Fixed Charges

*21.1     List of Subsidiaries

*23.1     Consent of PricewaterhouseCoopers with respect to R.H. Donnelley Corporation and DonTech

*24.1     Power of Attorney (included on the signature page of this Registration Statement)

 25.1     Statement of Eligibility of Trustee

 27.1     Financial Data Schedule of the Company/12-Months Ended December
          31, 1995

 27.2     Financial Data Schedule of the Company/For 1996

 27.3     Financial Data Schedule of the Company/For 1997

 27.4     Financial Data Schedule of the Company/For 3-Months Ended March
          31, 1998

 27.5     Financial Data Schedule of Donnelley Corp./12-Months Ended
          December 31, 1995

 27.6     Financial Data Schedule of Donnelley Corp./For 1996

 27.7     Financial Data Schedule of Donnelley Corp./For 1997

 27.8     Financial Data Schedule of Donnelley Corp./For 3-Months Ended
          March 31, 1998

 99.1     Form of Letter of Transmittal to 9(1)/(8)% Senior Subordinated Notes due 2008 of the Company

 99.2     Form of Notice of Guaranteed Delivery

 99.3     Form of Letter to Record Holders

 99.4     Form of Letter to Beneficial Holders

 99.5     Form of Instruction from Owner of 9(1)/(8)% Senior Subordinated Notes due 2008 of the Company


---------------
*  Previously filed.